Exhibit 10.2
AMENDED AND RESTATED
NEUROCRINE BIOSCIENCES, INC. NONQUALIFIED DEFERRED COMPENSATION PLAN
As Amended and Restated on October 24, 2007

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AMENDED AND RESTATED
NEUROCRINE BIOSCIENCES, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN
As Amended and Restated on October 24, 2007
Purpose
     Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”) established, originally effective December 1, 1996, the Neurocrine Biosciences, Inc. Nonqualified Deferred Compensation Plan (the “Plan”), for the benefit of a select group of management and highly compensated Employees and Directors who contribute materially to the continued growth, development and future business success of the Company and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Company hereby amends and restates the Plan in its entirety effective October 24, 2007 as set forth herein.
     This Plan shall consist of two plans, one for the benefit of a select group of management and highly compensated Employees of the Employers as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and one for the benefit of Non-Employee members of the boards of directors of any Employer. To the extent required by law, the terms of this Plan applicable to Directors shall also constitute a separate written plan document with its terms set forth in the applicable portions of this Plan.
ARTICLE 1
DEFINITIONS
          As used within this document, the following words and phrases have the meanings described in this Article 1 unless a different meaning is required by the context. Some of the words and phrases used in the Plan are not defined in this Article 1, but for convenience, are defined as they are introduced into the text. Words in the masculine gender shall be deemed to include the feminine gender. Any headings used are included for ease of reference only and are not to be construed so as to alter any of the terms of the Plan.
     1.1 “Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the Company Contribution Account balance, (iii) the Company Matching Account balance, and (iv) the RSU Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.
     1.2 “Account Balance Plan” means any non-qualified deferred compensation account balance plan (as defined in §31.3121(v)(2)-1(c)(1)(ii)(A) of the Treasury Regulations) sponsored by the Company, its subsidiaries or its affiliates that would be aggregated with the Plan for purposes of Section 409A.
     1.3 “Accounts” of a Participant shall mean, as the context indicates, either or all of his or her Deferral Account, Company Contribution Account, Company Matching Account and RSU Account.
     1.4 “Administrator” shall mean the Committee appointed pursuant to Article 9 to administer the Plan, or such other person or persons to whom the Committee has delegated its duties pursuant to Article 9.

1.

     1.5 “Annual Bonus” shall mean any cash compensation, in addition to Base Annual Salary, relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer’s annual bonus and cash incentive plans, excluding stock options, restricted stock, restricted stock units and other equity awards.
     1.6 “Annual Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.4(b).
     1.7 “Annual Company Matching Amount” for any one Plan Year shall be the amount determined in accordance with Section 3.4(c).
     1.8 “Annual Deferral Amount” shall mean that portion of a Participant’s Base Annual Salary, Annual Bonus and Director Fees that a Participant elects to defer, and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant’s Retirement, Termination of Service as a result of his or her Disability or death or a Termination of Service prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.
     1.9 “Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, which shall in no event exceed fifteen (15) years, calculated as follows: The applicable portion of the Account Balance of the Participant (or the applicable portion of the Specified Date Payout Account Balance, in the event of a Specified Distribution Date election made pursuant to Section 4.1) shall be calculated as of the close of business three (3) business days prior to the last business day of the year or the date of the Specified Distribution Date. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten (10) year Annual Installment Method, the first payment shall be 1/10 of the applicable portion of the Account Balance (or the Specified Date Payout Account Balance, in the event of a Specified Distribution Date election), calculated as described in this definition. The following year, the payment shall be 1/9 of the applicable portion of the Account Balance (or the applicable portion of the Specified Date Payout Account Balance, in the event of a Specified Distribution Date election), calculated as described in this definition. Each annual installment shall be paid within sixty (60) days following each anniversary of the day the distributions are scheduled to commence.
     1.10 “Base Annual Salary” shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, Director Fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 132(f), 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, (i) the amount would have been payable in cash to the Employee; and (ii) the Participant’s contributions, deferrals and the Company related withholding obligations under all Company plans, including the Plan, do not exceed 100% of the Employee’s total compensation

2.

     1.11 “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 6, that are entitled to receive benefits under this Plan upon the death of a Participant.
     1.12 “Beneficiary Designation Form” shall mean the form established from time to time by the Administrator that a Participant completes, signs and returns to the Administrator to designate one or more Beneficiaries.
     1.13 “Board” shall mean the board of directors of the Company.
     1.14 “Cause” shall mean, with respect to a Participant, the occurrence of any of the following (in each case determined by the Participant’s Employer (or the Employer’s Board of Directors, if the Participant is the Employer’s Chief Executive Officer)):
     (a) any intentional action or intentional failure to act by a Participant which was performed in bad faith and to the material detriment of the Participant’s Employer;
     (b) Participant’s intentional refusal or intentional failure to act in accordance with any lawful and proper direction or order of the Chief Executive Officer (or the Employer’s Board of Directors, if the Participant is the Employer’s Chief Executive Officer);
     (c) Participant’s willful and habitual neglect of the duties of employment; or
     (d) Participant’s conviction of a felony crime involving moral turpitude;
          provided, that in the event any of the foregoing events is capable of being cured, the Employer (or the Employer’s Board of Directors, if the Participant is the Employer’s Chief Executive Officer) shall provide written notice to Participant describing the nature of such event and Participant shall thereafter have ten (10) business days to cure such event.
     1.15 A “Change in Control” shall be deemed to occur if any of the following events shall occur:
     (a) the Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the then-outstanding securities of such surviving corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such transaction;
     (b) the Company sells all or substantially all of its assets or any other corporation or other legal person and thereafter less than fifty percent (50%) of the combined voting securities of the acquiring or consolidated entity are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;
     (c) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) has become the “beneficial owner” (as defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Company;

3.

     (d) the Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-X thereunder or Item 5(f) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that the change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or
     (e) during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Company’s shareholders of each Director of the Company first elected during such period was approved by a vote of at least two-thirds (2/3) of the Directors of the Company then still in office who were Directors of the Company at the beginning of such period;
          provided, that for purposes of distribution of Post-409A Deferrals under Section 4.7(b), “Change in Control” shall be limited to the foregoing events that also qualify as one or more of the following events:
     (f) the acquisition by any one person, or more than one person acting as a group (within the meaning of Q&A-12(b) of Internal Revenue Service Notice 2005-1, of ownership of stock of the Company that, together with stock held by such person or group constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, that if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to be a Change in Control. such foregoing definition of Change in Control shall be deemed amended to the extent necessary to comply with the provisions of Section 409A.
     (g) Either (i) the acquisition by one person or more than one person acting as a group during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons of ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company or (ii) the replacement of a majority of the members of the Board during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or
     (h) The acquisition by one person or more than one person acting as a group during the twelve (12) month period ending on the date of the most recent acquisition, assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
          Notwithstanding the foregoing, whether a Change in Control has occurred for purposes of distributions of Post-409A Deferrals shall be determined in accordance with Section 409A.
     1.16 “Change in Control Benefit” shall mean the benefit set forth in Section 4.7.
     1.17 “Claimant” shall have the meaning set forth in Section 10.1.

4.

     1.18 “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.
     1.19 “Committee” shall mean the Compensation Committee of the Board or another committee or subcommittee of the Board appointed to administer the Plan pursuant to Article 9.
     1.20 “Company” shall mean Neurocrine Biosciences, Inc, a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.
     1.21 “Company Contribution Account” shall mean (i) the sum of all of a Participant’s Annual Company Contribution Amounts, plus (ii) the hypothetical deemed investment earnings and losses credited or charged in accordance with all the applicable provisions of this Plan that relate to the Participant’s Company Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.
     1.22 “Company Matching Account” shall mean (i) the sum of all of a Participant’s Annual Company Matching Amounts, plus (ii) the hypothetical deemed investment earnings and losses credited or charged in accordance with all the applicable provisions of this Plan that relate to the Participant’s Company Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Matching Account.
     1.23 “Company Stock Measurement Fund” shall mean the Measurement Fund which shall be deemed invested in the Company’s Stock. Participants will have no rights as stockholders of the Company with respect to allocations made to their RSU Accounts which are deemed invested in the Company Stock Measurement Fund.
     1.24 “Deduction Limitation” shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are “subject to the Deduction Limitation” under this Plan. If an Employer determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.6 below. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the date that is twenty-four (24) months following the date on which the distribution was first distributable to the Participant pursuant to the provisions of this Plan.
     1.25 “Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) the hypothetical deemed investment earnings and losses credited or charged in accordance with all the applicable provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

5.

     1.26 “Dependent” means the Participant’s dependent as defined in Section 152 of the Code without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code.
     1.27 “Director” shall mean any member of the board of directors of any Employer.
     1.28 “Director Fees” shall mean the annual fees paid by any Employer, including retainer fees and meetings fees, as compensation for serving on the board of directors.
     1.29 “Disability” shall mean a mental or physical disability as determined by the Administrator in accordance with standards and procedures similar to those under the Company’s broad-based regular long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, “Disability” shall mean the inability of a Participant, as determined by the Administrator, substantially to perform such Participant’s regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted, or can reasonably be expected to last, for a period of six (6) consecutive months, but only to the extent that such definition does not violate the Americans with Disabilities Act. Notwithstanding the foregoing, for purposes of distributions of Post-409A Deferrals under Section 4.6, Disability shall be limited to any medically determinable mental or physical impairment, which can be expected to result in death or to last for a continuous period of not less than twelve (12) months, rendering a Participant (i) unable to engage in any substantial gainful activity, or (ii) eligible to receive income replacement benefits for a period of not less than three (3) months under the Company’s accident and health plan, if any.
     1.30 “Disability Benefit” shall mean the benefit set forth in Section 4.6.
     1.31 “Election Form” shall mean the form established from time to time by the Administrator that a Participant completes, signs and returns to the Administrator to make an election under the Plan, or any equivalent electronic election procedures established by the Administrator.
     1.32 “Employee” shall mean a person who is an employee of any Employer.
     1.33 “Employer(s) “ shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.
     1.34 “Equity Plan” shall mean the Company’s 2003 Incentive Stock Plan and any successor equity incentive plan adopted by the Company.
     1.35 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time. Reference to a section of ERISA shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.
     1.36 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. Reference to a section of the Exchange Act shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.
     1.37 “Excise Tax Limitation” shall mean the following described limitation on a benefit applicable to Pre-409A Deferrals that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions of Pre-409A Deferrals that are “subject to the Excise Tax Limitation” under this Plan. If an Employer determines in good faith that there is a reasonable likelihood that any distribution to be paid to a Participant pursuant to

6.

this Plan of a Pre-409 Deferral would not be deductible by the Employer solely because all or a portion of the distribution would constitute an “excess parachute payment” within the meaning of Code Section 280G, as determined consistent with the proposed regulations issued by the Internal Revenue Service under Code Section 280G, then to the extent deemed necessary by the Employer to ensure that the entire amount of any such distribution to the Participant pursuant to this Plan is deductible, the Employer may defer all or any portion of such distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.6 below. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited or, if earlier, the date that is twenty-four (24) months following the date on which the distribution was first distributable to the Participant pursuant to the provisions of this Plan.
     1.38 “Key Employee” shall mean for purposes of this Plan, and in accordance with Section 409A, a key employee as set forth below and as defined in Section 416(i) of the Code, without regard to paragraph (5) thereof, of a corporation any stock in which is publicly traded on an established securities market or otherwise. An Employee will be considered a Key Employee if such Employee is at any time during the 12-month period ending on the “Key Employee Identification Date,” which is December 31st:
     (a) An officer of the Company having an annual compensation greater than $130,000, as adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period shall be the calendar quarter beginning July 1, 2001 (which amount is $135,000 for the Plan Year beginning January 1, 2005, $140,000 for the Plan Year beginning January 1, 2006, and $145,000 for the Plan Year beginning January 1, 2007). Not more than fifty (50) employees or, if less, the greater of three (3) employees or ten percent (10%) of the Company’s employees shall be considered as officers for purposes of this subsection;
     (b) A five percent owner of the Company; or
     (c) A one percent owner of the Company having an annual compensation from the Company of more than $150,000.
     Whether an Employee is a five percent owner or a one percent owner shall be determined in accordance with Section 416(i)(1)(B) of the Code.
     1.39 “Measurement Fund” shall mean the investment fund or funds selected by the Administrator from time to time.
     1.40 “Non-Employee Director” shall mean a Director who is not an Employee of the Company.
     1.41 “Participant” shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs an Election Form and a Beneficiary Designation Form, (iv) whose signed Election Form and Beneficiary Designation Form are accepted by the Administrator, and (v) who commences participation in the Plan. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

7.

     1.42 “Performance-Based Compensation” means compensation deferrable under the Plan, if any, that meets the requirements of performance-based compensation specified in Section 409A(a)(4)(B)(iii) of the Code and regulations and other guidance promulgated thereunder. Performance-Based Compensation shall be designated as such by the Company as contingent upon the satisfaction of performance goals and must relate to services performed by the Participant during a designated incentive period of at least twelve (12) months. The performance goals must be pre-established by the Company in writing no later than ninety (90) days after the commencement of the performance period, and the outcome must be substantially uncertain at the time the criteria are established.
     1.43 “Plan” shall mean this Amended and Restated Neurocrine Biosciences, Inc. Nonqualified Deferred Compensation Plan, which shall be evidenced by this instrument, as amended from time to time.
     1.44 “Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.
     1.45 “Post-409A Deferrals” means any portion of a Participant’s Accounts which as of December 31, 2004 were not earned and vested within the meaning of Internal Revenue Service Notice 2005-1, together with earnings and losses allocable to such amounts. The Plan shall maintain separate accounting for Post-409A Deferrals. Post-409A Deferrals shall be subject to Section 409A.
     1.46 “Pre-409A Deferrals” means the portions of a Participant’s Account that were earned and vested as of December 31, 2004 within the meaning of Internal Revenue Service Notice 2005-1, together with any earnings and losses allocable to such amounts. The Plan shall maintain separate accounting for Pre-409A Deferrals. Pre-409A Deferrals are not subject to the provisions of the Plan applicable to Post-409A Deferrals that are intended to reflect compliance with Section 409A.
     1.47 “Pre-Retirement Survivor Benefit” shall mean the benefit set forth in Section 4.3.
     1.48 “Retirement”, “Retire(s)” or “Retired” for purposes of Pre-409A Deferrals shall mean, with respect to an Employee, severance from employment from all Employers, and with respect to a Director who is not an Employee, severance of his or her directorships with all Employers, for any reason other than a leave of absence, death or Disability on or after the earlier of the attainment of (a) age sixty-five (65) or (b) age fifty-five (55) with a minimum of five (5) Years of Service. For purposes of Post-409A Deferrals “Retirement” shall mean a Separation From Service for any reason other than death or Disability on or after the earlier of the attainment of (a) age sixty-five (65) or (b) age fifty-five (55) with a minimum of five (5) Years of Service.
     1.49 “Retirement Benefit” shall mean the benefit set forth in Section 4.2.
     1.50 “RSU Account” shall mean (i) the sum of all of a Participant’s RSU Deferral Amounts, plus (ii) the hypothetical deemed investment earnings and losses credited or charged in accordance with all the applicable provisions of this Plan that relate to the Participant’s RSU Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s RSU Account.
     1.51 “RSU Award” shall mean any restricted stock unit award or other deferred issuance stock award granted by the Company to a Participant that is eligible to be deferred under the Plan in accordance with the terms of such award.

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     1.52 “RSU Deferral Amount” shall be the amount determined in accordance with Section 3.4(d).
     1.53 “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.
     1.54 “Section 409A” shall mean Internal Revenue Code Section 409A and any regulations and other applicable guidance promulgated thereunder.
     1.55 “Securities Act” shall mean the Securities Act of 1933, as amended.
     1.56 “Separation From Service” shall mean a “separation from service” determined in a manner consistent with Section 409A, and the following provisions, to the extent applicable:
          (i) While a Participant is on military leave, sick leave, or other bona fide leave of absence authorized by the Company (such as temporary employment by the government) if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company is provided either by statute or by contract, the Participant shall continue to be considered to be providing services to the Company and shall not be deemed to have a Separation From Service. If a Participant’s period of leave of absence exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the Participant’s employment relationship will be deemed to terminate so that the Participant shall have a Separation From Service on the first date immediately following such six-month period. The Participant’s deferral election shall be cancelled as soon as administratively practicable following such Separation From Service and the Participant will receive a distribution in accordance with the provisions of Section 4.5.
          (ii) If the Participant provides insignificant services to the Company, the Participant will be deemed to have incurred a Separation From Service. For this purpose, a Participant is considered to be providing insignificant services if he or she provides services at an annual rate that is less than twenty percent of the services rendered by such individual, on average, during the immediately preceding three calendar years of employment (or such lesser period of employment) or the annual remuneration for such services is less than twenty percent of the average annual remuneration earned during the final three full calendar years of employment (or such less period of employment).
          (iii) If a Participant continues to provide services to the Company in a capacity other than as an employee, the Participant will not be deemed to have a Separation From Service if the Participant is providing services at an annual rate that is at least fifty percent of the services rendered by such individual, on average, during the immediately preceding three calendar years of employment (or such lesser period of employment) and the annual remuneration for such services is at least fifty percent of the average annual remuneration earned during the final three full calendar years of employment (or such less period of employment).
          Additionally, the following shall also apply if a Participant serves as both a Director and an Employee, to the extent required by Section 409A:
          (iv) Upon Participant’s cessation of service as a Director of all Employers, a Separation From Service will occur only with respect to the portion of the Account attributable to deferred Director Fees, plus net amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to such deferrals, less all distributions made to the Participant

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or his or her Beneficiary pursuant to this Plan that relate to such deferrals (collectively the “Director Deferrals”);
          (v) Upon Participant’s severing of employment with all Employers, a Separation From Service will occur only with respect to the portion of the Account that is not attributable to Director Deferrals; and
          (vi) The Plan shall maintain separate accounting for Director Deferrals.
     1.57 “Specified Date Payout Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the amount deferred by the Participant and/or Employer contributions made on his or her behalf and with respect to which a Specified Distribution Date was elected pursuant to Section 4.1, plus (ii) amounts credited or debited in the manner provided in Section 3.6 on such amount. The Specified Date Payout Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.
     1.58 “Specified Distribution Date” means the specified future date indicated on the Participant’s Election Form pursuant to an election made under Section 4.1.
     1.59 “Specified Employee” means for purposes of this Plan, and in accordance with Section 409A, a “Key Employee” as defined in Section 1.38 of the Plan. If a person is a Key Employee, the person is treated as a Specified Employee for the 12-month period beginning on the April 1st that first follows the Key Employee Identification Date, as defined in Section 1.38 of the Plan.
     1.60 “Stock” shall mean Neurocrine Biosciences, Inc. common stock.
     1.61 “Termination Benefit” shall mean with respect to Pre-409A Deferrals the benefit set forth in Section 4.4, and with respect to Post-409A Deferrals the benefit set forth in Section 4.5.
     1.62 “Termination of Service” shall have the meaning applicable to such term as specified below:
     (a) For Pre-409 Deferrals “Termination of Service” shall mean the severing of employment with all Employers, or service as a Director of all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence. If a Participant is both an Employee and a Director, a Termination of Service shall occur only upon the termination of the last position held.
     (b) For Post-409A Deferrals, “Termination of Service” means a Participant’s “Separation From Service” for purposes of Section 409A from the Company for any reason other than death, Disability or Retirement.
     1.63 “Trust” shall mean one or more trusts established pursuant to that certain Trust Agreement, dated as of January 1, 2004, between the Company and Reliance Trust Company, as amended from time to time, or any successor trust agreement.
     1.64 “Unforeseeable Financial Emergency” shall mean a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary or the Participant’s Dependent; loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance,

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for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Administrator. “Unforeseeable Financial Emergency” may include, for example, the imminent foreclosure of or eviction from the Participant’s primary residence or the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication and the need to pay for the funeral expenses of a spouse, beneficiary or Dependent.
     1.65 “Years of Service” shall mean each twelve (12) month period during which a Participant is employed by an Employer, whether or not continuous, and including periods commencing prior to the effective date of this Plan; provided, however, that in the case of a Participant whose employment with an Employer has been interrupted by a period of twelve (12) consecutive months or more (a “Break in Service”), his or her Years of Service prior to such Break in Service shall be disregarded for any purpose under the Plan.
ARTICLE 2
SELECTION, ENROLLMENT, ELIGIBILITY
     2.1 Selection by Administrator. Participation in the Plan shall be limited to a select group of management and highly compensated Employees and Non-Employee Directors of the Employers, as determined by the Administrator in its sole discretion on an annual basis prior to the commencement of each Plan Year. Subject to the requirements of Article 11, from that group, the Administrator shall select on an annual basis, in its sole discretion, Employees and Non-Employee Directors to participate in the Plan.
     2.2 Enrollment Requirements. As a condition to participation, each selected Employee or Non-Employee Director shall complete, execute and return to the Administrator an Election Form and a Beneficiary Designation Form. In addition, the Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.
     2.3 Eligibility; Commencement of Participation. Provided an Employee or Non-Employee Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Administrator, including returning all required documents to the Administrator within the specified time period, that Employee or Non-Employee Director shall commence participation in the Plan on the day on which his or her Election Form first becomes effective or the date on which a contribution is first credited to his or her Company Contribution Account or Company Matching Account, whichever occurs first.
     2.4 Termination of Participation and/or Pre-409A Deferrals. If the Administrator determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated Employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or as a Non-Employee Director, the Administrator shall have the right, in its sole discretion, (1) to prevent the Participant from making deferral elections for future Plan Years and/or (b) immediately distribute the portion of the Participant’s Account Balance attributable to Pre-409A Deferrals as a Termination Benefit pursuant to Section 4.4(a) and terminate the Participant’s participation in the Plan with respect to such Pre-409A Deferrals.
ARTICLE 3
DEFERRAL COMMITMENTS/COMPANY CONTRIBUTIONS/CREDITING/TAXES
     3.1 Election to Defer; Effect of Election Form. Subject to the terms and conditions set forth herein and such terms and conditions as the Administrator may determine, Participants may elect to defer

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Base Annual Salary, Annual Bonus and/or Director Fees by timely completing and delivering to the Administrator an Election Form prior to the beginning of each Plan Year during such period as may be established by the Administrator in its discretion for such elections. After a Plan Year commences, such deferral election shall be irrevocable and shall continue for the entire Plan Year and subsequent years unless otherwise provided in this Plan; provided, however, that a deferral election shall terminate with respect to future Plan Years upon the execution and timely submission of a newly completed Election Form during a subsequent election period, which new election will apply to future Plan Year(s). Additionally, subject to the terms and conditions set forth herein and such additional terms and conditions as the Administrator may determine, Participants may elect to defer RSU Awards by timely completing and delivering to the Administrator an Election Form in accordance with procedures established by the Administrator.
     (a) Base Annual Salary, Annual Bonus and/or Director Fees. Subject to any terms and conditions imposed by the Administrator, Participants may elect to defer, under the Plan, Base Annual Salary, Annual Bonus and/or Director Fees. For these elections to be valid with respect to deferrals of Base Annual Salary, Annual Bonus and/or Director Fees, the Election Form must be completed and signed by the Participant, timely delivered to the Administrator no later than December 31 of the year immediately preceding the Plan Year for which the deferral election is to be effective and accepted by the Administrator. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.
     (b) Performance-Based Compensation. Notwithstanding the foregoing and subject to any terms and conditions imposed by the Administrator, in the case of any Performance-Based Compensation, Participants may elect to defer such compensation by timely completing and delivering to the Administrator an Election Form no later than six (6) months before the end of the service period applicable to the Performance-Based Compensation, or during such earlier period as may be established by the Administrator in its discretion for making such elections; provided that at the time such election is made (A) such compensation has not yet become readily ascertainable, and (B) the Participant has performed services continuously from the later of (i) the beginning of the performance period, or (ii) the date the performance goals are established through the date of filing of the Election Form.
     (c) First Plan Year. Notwithstanding the foregoing, in the case of the first Plan Year in which a Participant becomes eligible to participate in this Plan, elections may be made within thirty (30) days after the date the Participant first becomes eligible to participate in this Plan. Such election will become irrevocable thirty (30) days after the Participant becomes eligible to participate in the Plan, and shall only be effective with respect to compensation attributable to services to be performed after the election becomes irrevocable. Unless the Participant’s election can comply with the requirements in Section 3.1(b) for “Performance-Based Compensation,” any deferral of Annual Bonus earned with respect to such initial year of eligibility shall be limited to a fraction of such Annual Bonus, with the numerator of the fraction being the number of days remaining in the performance period after the election becomes irrevocable and the denominator of which is the total number of days in the performance period. The deferral election cannot be for the first year that the Participant first becomes eligible to participate in the Plan if the Participant previously was eligible to participate in any other Account Balance Plan. For purposes of the initial eligibility election, a Participant who previously ceased to be eligible to participate in the Plan will also be treated as being initially eligible to participate in the Plan if the Participant has not been eligible to participate in the Plan (other than the accrual of earnings) at any time during the 24-month period ending on the date the Participant again becomes eligible to participate in the Plan.

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     (d) RSU Awards. Subject to any terms and conditions imposed by the Administrator, Participants may elect to defer RSU Awards under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to and accepted by the Administrator either (i) no later than thirty (30) days following the grant date of the RSU Award (which may not vest any earlier than thirteen (13) months following its grant date), or (ii) such deferral election must otherwise be in compliance with the requirements of Section 409A.
     3.2 Minimum Deferrals for Base Annual Salary, Annual Bonus and/or Director Fees. For each Plan Year, with respect to deferrals of Base Annual Salary, Annual Bonus and/or Director Fees, the minimum percentage of each component of compensation that may be deferred is 5%. If an election is made for less than such minimum percentage, or if no election is made, the percentage deferred shall be zero.
     3.3 Maximum Deferral. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, up to one hundred percent (100%) of his or her Base Annual Salary, Annual Bonus and/or Director Fees. A Participant’s Annual Deferral Amount may be automatically reduced if the Administrator determines that such action is necessary to meet federal or state tax withholding obligations. A Participant may elect to defer up to one hundred percent (100%) of his or her RSU Awards.
     3.4 Accounts; Crediting of Deferrals. Solely for record keeping purposes, the Administrator shall establish a Deferral Account, a Company Contribution Account, a Company Matching Account and a RSU Account for each Participant. A Participant’s Accounts shall be credited with the deferrals made by him or her or on his or her behalf by his or her Employer under this Article 3 and shall be credited (or charged, as the case may be) with the hypothetical or deemed investment earnings and losses determined pursuant to Section 3.6, and charged with distributions made to or with respect to him or her.
     (a) Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld and credited to the Participant’s Deferral Account at the time of each regularly scheduled Base Annual Salary payroll in the percentage specified by the Participant in the Election Form, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus and/or Director Fees portion of the Annual Deferral Amount shall be withheld and credited to the Participant’s Deferral Account at the time the Annual Bonus and/or Director Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.
     (b) Annual Company Contribution Amount. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. The Annual Company Contribution Amount, if any, shall be credited to Participants’ Company Contribution Accounts on the date declared by the Employer.
     (c) Annual Company Matching Amount. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Matching Account under this Plan, which amount shall be for that Participant the Annual Company Matching Amount for that Plan Year. The amount so credited to a Participant

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may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. The Annual Company Contribution Amount, if any, shall be credited to Participants’ Company Matching Accounts on the date declared by the Employer.
     (d) RSU Deferral Amount. Each time a Participant timely elects to defer a RSU Award in accordance with Section 3.1(d), an equivalent number of shares of Company common stock subject to such RSU Award shall be credited to the Participant’s RSU Account.
     3.5 Vesting.
     (a) A Participant shall at all times be one hundred percent (100%) vested in his or her Deferral Account.
     (b) A Participant shall vest in his or her RSU Account in accordance with the vesting schedule applicable to the particular RSU Award (including provisions in any separately applicable employment or severance arrangement with the Participant), which may vary among Participants and among RSU Awards. In the event of the Participant’s death, Disability, Retirement or Termination of Service prior to the date on which all RSU Awards have vested, the unvested portion of such RSU Award shall be forfeited and no Employer or the Plan shall be liable for the distribution of such shares under the Plan to such Participant; provided, however, that such forfeiture shall not apply with respect to any portion of the RSU Award with respect to which vesting is accelerated upon such event in accordance with the vesting schedule applicable to such RSU Award. Any shares credited to a Participant’s RSU Account by his or her Employer that are forfeited by such Participant pursuant to the preceding sentence shall cease to be liabilities of the Employer or the Plan and such shares shall be immediately debited from the Participant’s RSU Account.
     (c) Employer contributions credited to a Participant’s Company Contribution Account under Section 3.4(b) of the Plan or to a Participant’s Company Matching Account under Section 3.4(c) of the Plan and any hypothetical or deemed investment earnings and losses attributable to these contributions shall become vested or nonforfeitable as determined by the Administrator from time to time. The vesting schedule may vary among Participants.
     (d) In addition, a Participant shall be one hundred percent (100%) vested in his or her Company Contribution Account and Company Matching Account, including any deemed investment earnings and losses attributable to these accounts, immediately prior to the effective date of a Change in Control, and immediately upon his or her death or Disability. In the event of a Participant’s Retirement or Termination of Service prior to the date on which all Employer contributions in such Participant’s Company Contribution Account and Company Matching Account have vested pursuant to this Section 3.5, the unvested portion of such Employer contributions shall be forfeited and no Employer or the Plan shall be liable for the payment of such unvested amounts under the Plan to such Participant. Any amounts credited to a Participant’s Company Contribution Account and Company Matching Account by his or her Employer on his or her behalf which are forfeited by such Participant pursuant to the preceding sentence shall cease to be liabilities of the Employer or the Plan and such amounts shall be immediately debited from the Participant’s Company Contribution Account and Company Matching Account and credited to such Employer.

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     3.6 Earnings Credits or Losses. In accordance with, and subject to, the rules and procedures that are established from time to time by the Administrator, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:
     (a) Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.1 above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.6(c) below) to be used to determine the additional amounts to be credited (or charged, as the case may be) to his or her Account Balance, unless changed in accordance with the next sentence. The Participant may (but is not required to) elect, by submitting an Election Form to the Administrator that is accepted by the Administrator, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited (or charged, as the case may be) to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall become effective as soon as administratively practicable and shall continue thereafter until changed in accordance with the previous sentence. Changes may be made to allocations at any time during the Plan Year.
     (b) Proportionate Allocation. In making any election described in Section 3.6(a) above, the Participant shall specify on the Election Form, in increments of whole percentage points (1%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).
     (c) Measurement Funds. The Administrator shall from time to time select types of Measurement Funds and specific Measurement Funds for deemed investment designation by Participants for the purpose of crediting or charging hypothetical or deemed investment earnings and losses to his or her Account Balance. As necessary, the Administrator may, in its sole discretion, discontinue, substitute or add a Measurement Fund. The Administrator shall notify the Participants of the types of Measurement Funds and the specific Measurement Funds selected from time to time. Notwithstanding anything to the contrary set forth herein, the Company Stock Measurement Fund is not available for elective investment designations by Participants.
     (d) Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Administrator, in its sole discretion, based on the performance of the Measurement Funds themselves. A Participant’s Account Balance shall be credited or debited as frequently as is administratively feasible, but no less often than monthly, based on the performance of each Measurement Fund selected by the Participant, as determined by the Administrator in its sole discretion.
     (e) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Employer or the Trust; the Participant

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shall at all times remain an unsecured creditor of the Employers. Any liability of an Employer to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. The Company, the Board, the Administrator, any Employer and any individual or entity shall not be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and an Employer and a Participant, former Participant, Beneficiary or any other individual or entity. Neither the Company nor any Employer in any way guarantees any Participant’s Account Balance against loss or depreciation, whether caused by poor investment performance, insolvency of a deemed investment or by any other event or occurrence. In no event shall any Employee, officer, Director or stockholder of the Company or any Employer be liable to any individual or entity on account of any claim arising by reason of the Plan provisions or any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other individual or entity to be entitled to any particular tax consequences with respect to the Plan or any credit or payment hereunder.
     (f) Company Contribution Accounts. Notwithstanding any other provision of this Plan to the contrary, Company Contribution Amounts may only be allocated to the Measurement Funds designated by the Administrator from time to time, in its sole discretion.
     (g) RSU Account. Notwithstanding any other provision of this Plan to the contrary, RSU Deferral Amounts shall be automatically allocated to the Company Stock Measurement Fund and may not be allocated to any other Measurement Fund.
     3.7 Distributions. Any distribution with respect to a Participant’s Account Balance shall be charged to the appropriate account as of the date such payment is made by the Employer or the trustee of the Trust which may be established for the Plan.
ARTICLE 4
DISTRIBUTIONS
     4.1 Specified Distribution Date Payout Election.
     (a) Election of Specified Date Payout. A Participant may irrevocably elect to receive a distribution from the Plan of his or her vested Specified Date Payout Account Balance on a Specified Distribution Date. Subject to the Deduction Limitation and the other terms and conditions of this Plan, any elected Specified Distribution Date may not be earlier than five (5) years from January 1 of the Plan Year following the Plan Year in which the Annual Deferral Amount or RSU Award is actually deferred or the Employer contribution is actually credited to the Participant’s account (the “Earliest Specified Distribution Date”), and the Specified Distribution Date may not be later than the date on which the Participant reaches age seventy (70). By way of example, if a Specified Distribution Date is elected for amounts or awards that are deferred in the Plan Year commencing January 1, 2003, the Specified Distribution Date could be no earlier than January 1, 2009. A Participant shall elect on each Election Form whether the Specified Date Payout Account Balance applicable to the Specified Distribution Date election shall be paid in a lump sum or pursuant to an Annual Installment Method over a period of up to fifteen (15) years commencing on the Specified Distribution Date. If a Participant does not elect to have his or her Specified Date Payout Account Balance paid in accordance with the Annual Installment Method, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or the Annual Installment Method payments shall commence, no later than the fifteenth day of the third month following the Specified Distribution Date designated by the

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Participant. Any payment made shall be subject to the Deduction Limitation. Notwithstanding anything to the contrary set forth herein, Specified Date Payout Account Balances that are less than $50,000 at any time on or after the Specified Distribution Date shall be immediately paid in a lump sum notwithstanding any Annual Installment Method payment election provided, however, that no payment acceleration shall occur prior to January 1, 2008 pursuant to this provision.
     (b) Redeferrals. The following provisions shall govern any redeferral election made with respect to amounts elected to be distributed on a Specified Distribution Date:
(i)	For Pre-409A Deferrals, a Participant may annually change his or her Specified Distribution Date election to an allowable alternative payout method by submitting a new Election Form to the Administrator during such period as may be established by the Administrator in its discretion for such elections, provided, however, that such change shall not be given any effect until at least twelve (12) months after the date on which the new election is made and only if such new Election Form is submitted to and accepted by the Administrator in its sole discretion at least thirteen (13) months prior to the scheduled payout date of the distribution to be modified. The Election Form most recently accepted by the Administrator shall govern the payout of the Participant’s benefits under the Plan.

(ii)	For Post-409A Deferrals, a Participant may modify the Specified Distribution Date or revoke a previous election with respect thereto by submitting a new Election Form; provided that any such modification or revocation shall not be given any effect until at least twelve (12) months after the date on which the new election is made and only if (i) such new Election Form is submitted to and accepted by the Administrator in its sole discretion at least thirteen (13) months prior to the Specified Distribution Date to be modified or revoked and (ii) any newly elected Specified Distribution Date designated in such form is at least five (5) years following the original Specified Distribution Date of the distribution to be deferred.
     (c) Other Benefits Take Precedence Over Specified Date Payout Election. Should an event occur that triggers a benefit under Section 4.2, 4.3, 4.4, 4.5, 4.6 or 4.7, any Specified Date Payout Account Balance that is subject to a Specified Distribution Date election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Section.
     4.2 Retirement Benefit.
     (a) Retirement Benefit. A Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method over a period of up to fifteen (15) years. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the date the Participant Retires. Any payment made shall be subject to the Deduction

17.

Limitation. Notwithstanding anything to the contrary set forth herein, Account Balances that are less than $50,000 at any time on or after the date that distributions are scheduled to commence shall be immediately paid in a lump sum notwithstanding any Annual Installment Method payment election; provided, however, that no payment acceleration shall occur prior to January 1, 2008 pursuant to this provision.
     (b) Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant’s unpaid Retirement Benefit payments shall be paid to the Participant’s Beneficiary in a lump sum that is equal to the Participant’s unpaid remaining vested Account Balance as of the date of the Participant’s death. Any lump sum payment shall be made no later than sixty (60) days after the date of the Participant’s death. Any payment made shall be subject to the Deduction Limitation.
     (c) Redeferrals of Retirement Benefits
(i)	Redeferral Elections for Pre-409A Deferrals. For Pre-409A Deferrals, a Participant may annually change his or her election with respect to Retirement Benefit distributions to an allowable alternative payout method by submitting a new Election Form to the Administrator during such period as may be established by the Administrator in its discretion for such elections, provided, however, that such change shall not be given any effect until at least twelve (12) months after the date on which the new election is made and only if such new Election Form is submitted to and accepted by the Administrator in its sole discretion at least thirteen (13) months prior to the scheduled payout date of the distribution to be modified. The Election Form most recently accepted by the Administrator shall govern the payout of the Participant’s benefits under the Plan.

(ii)	Redeferral Elections for Post-409A Deferrals. For Post-409A Deferrals, a Participant may not change his or her election with respect to Retirement Benefit distributions.
     (d) Post-409A Deferrals and 6 Month Delay in Payment of Retirement Benefit to Specified Employees. Notwithstanding any provision in Section 4.2(a) above, if a Participant is a Specified Employee as of the date of his or her Retirement, solely with regard to the portion of the Account Balance attributable to Post-409A Deferrals, if any, the lump sum payment shall be made, or installment payments shall commence, no earlier than six (6) months after the date of the Participant’s Retirement. Any amounts otherwise payable during the six (6) month period following the Retirement of the Specified Employee will accrue and be paid out as soon as administratively practicable following the six (6) month delay period. Any installment payments otherwise payable after the six (6) month delay following the Retirement of a Specified Employee will be paid on the corresponding annual anniversaries of the first actual distribution date to the Specified Employee.
     4.3 Pre-Retirement Survivor Benefit. If a Participant dies before he or she receives complete payment of benefits pursuant to this Article 4, such Participant’s Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant’s vested Account Balance as of the date of the Participant’s death (after giving effect to any accelerated vesting as a result of the Participant’s death pursuant to Section 3.5). The Pre-Retirement Survivor Benefit shall be paid to the Participant’s

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Beneficiary in a lump sum. Any lump sum payment shall be made no later than sixty (60) days after the date of the Participant’s death. Any payment made shall be subject to the Deduction Limitation.
     4.4 Termination of Service Benefit for Pre-409A Deferrals.
     (a) Pre-409A Deferrals and Termination of Service Other Than For Cause. With respect to Pre-409A Deferrals, if a Participant experiences a Termination of Service for any reason other than as a result of a termination by the Company for Cause prior to his or her becoming entitled to receive benefits by reason of any other sections of this Article 4, such Participant shall receive a Termination Benefit, which shall be equal to the Participant’s vested Account Balance as of the date on which he or she experiences a Termination of Service. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Termination Benefit pursuant to this Section 4.4(a) in a lump sum or pursuant to an Annual Installment Method over a period of up to fifteen (15) years. If a Participant does not make any election with respect to the payment of the Termination Benefit pursuant to this Section 4.4(a), then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the date of the Participant experiences a Termination of Service. Any payment made shall be subject to the Deduction Limitation. Notwithstanding anything to the contrary set forth herein, Account Balances that are less than $50,000 at any time on or after the date that distributions are scheduled to commence shall be immediately paid in a lump sum notwithstanding any Annual Installment Method payment election provided, however, that no payment acceleration shall occur prior to January 1, 2008 pursuant to this provision.
     (b) Pre-409A Deferrals and Termination of Service For Cause. With respect to Pre-409A Deferrals, if a Participant experiences a Termination of Service as a result of a termination by the Company for Cause prior to his or her becoming entitled to receive benefits by reason of any other sections of this Article 4, such Participant shall receive an accelerated lump sum payment of a portion of the Termination Benefit, which shall be equal to the Participant’s vested Account Balance attributable to Pre-409A Deferrals as of the date on which he or she experiences a Termination of Service. The lump sum payment of vested Pre-409A Deferrals shall be made no later than sixty (60) days after the date of the Participant’s Termination of Service. Any payment made shall be subject to the Deduction Limitation.
     (c) Pre-409A Deferrals and Redeferrals of Termination Benefits. For Pre-409A Deferrals, a Participant may annually change his or her election with respect to Termination Benefit distributions to an allowable alternative payout method by submitting a new Election Form to the Administrator during such period as may be established by the Administrator in its discretion for such elections, provided, however, that such change shall not be given any effect until at least twelve (12) months after the date on which the new election is made and only if such new Election Form is submitted to and accepted by the Administrator in its sole discretion at least thirteen (13) months prior to the scheduled payout date of the distribution to be modified. The Election Form most recently accepted by the Administrator shall govern the payout of the Participant’s benefits under the Plan.
     4.5 Termination of Service Benefit for Post-409A Deferrals.
     (a) Termination of Service Benefit for Post-409A Deferrals With respect to Post-409A Deferrals, if a Participant experiences a Termination of Service prior to his or her becoming entitled to receive benefits by reason of any other sections of this Article 4, such Participant shall receive a Termination Benefit, which shall be equal to the Participant’s vested Account Balance

19.

as of the date on which he or she experiences a Termination of Service. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Termination Benefit pursuant to this Section 4.5 in a lump sum or pursuant to an Annual Installment Method over a period of up to fifteen (15) years. If a Participant does not make any election with respect to the payment of the Termination Benefit pursuant to this Section 4.5, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the date of the Participant experiences a Termination of Service. Any payment made shall be subject to the Deduction Limitation. Notwithstanding anything to the contrary set forth herein, Account Balances that are less than $50,000 at any time on or after the date that distributions are scheduled to commence shall be immediately paid in a lump sum notwithstanding any Annual Installment Method payment election provided, however, that no payment acceleration shall occur prior to January 1, 2008 pursuant to this provision.
     (b) Post-409A Deferrals and 6 Month Delay in Payment of Termination of Service Benefit to Specified Employees. Notwithstanding any provision in Section 4.5(a) above, if a Participant is a Specified Employee as of the date of his or her Termination of Service, the lump sum payment shall be made, or installment payments shall commence, no earlier than six (6) months after the date of the Participant’s Termination of Service. Any amounts otherwise payable during the six (6) month period following the Termination of Service of the Specified Employee will accrue and be paid out as soon as administratively practicable following the six (6) month delay period. Any installment payments otherwise payable after the six (6) month delay following the Termination of Service of a Specified Employee will be paid on the corresponding annual anniversaries of the first actual distribution date to the Specified Employee.
     (c) Redeferral Elections for Post-409A Deferrals. For Post-409A Deferrals, a Participant may not change his or her election with respect to Termination Benefit distributions.
     4.6 Disability Benefit.
     (a) Distribution of Disability Benefit. In the event of the Participant’s Disability, as determined by the Administrator, the Participant shall receive a Disability Benefit, which shall be equal to the Participant’s vested Account Balance as of the date on which he or she experiences a Disability (after giving effect to any accelerated vesting as a result of the Participant’s Disability pursuant to Section 3.5). A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Disability Benefit in a lump sum or pursuant to an Annual Installment Method over a period of up to fifteen (15) years. If a Participant does not make any election with respect to the payment of the Disability Benefit, then the Participant shall be deemed to have elected to have the Disability Benefit paid in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the date of the Participant’s Disability. Any payment made shall be subject to the Deduction Limitation. Notwithstanding anything to the contrary set forth herein, Account Balances that are less than $50,000 at any time on or after the date that distributions are scheduled to commence shall be immediately paid in a lump sum notwithstanding any Annual Installment Method payment election provided, however, that no payment acceleration shall occur prior to January 1, 2008 pursuant to this provision.
     (b) Administrator Discretion to Accelerate Disability Benefits for Pre-409A Deferrals. Notwithstanding a Participant’s election, for Pre-409A Deferrals the Administrator may decide, in its sole discretion, whether the Disability Benefit shall be paid in a lump sum or pursuant to an Annual Installment Method.

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     (c) Redeferrals of Disability Benefits
(i)	Redeferral Elections for Pre-409A Deferrals. For Pre-409A Deferrals, a Participant may annually change his or her election with respect to Disability Benefit distributions to an allowable alternative payout method by submitting a new Election Form to the Administrator during such period as may be established by the Administrator in its discretion for such elections, provided, however, that such change shall not be given any effect until at least twelve (12) months after the date on which the new election is made and only if such new Election Form is submitted to and accepted by the Administrator in its sole discretion at least thirteen (13) months prior to the scheduled payout date of the distribution to be modified. The Election Form most recently accepted by the Administrator shall govern the payout of the Participant’s benefits under the Plan.

(ii)	Redeferral Elections for Post-409A Deferrals. For Post-409A Deferrals, a Participant may not change his or her election with respect to Disability Benefit distributions.
     4.7 Change in Control Benefit.
     (a) Change in Control Benefit for Pre-409A Deferrals. For Pre-409A Deferrals, the Committee may, in its sole discretion, determine that a Participant shall receive a Change in Control Benefit, which shall be equal to the Participant’s vested Account Balance in the event of a Change in Control (after giving effect to any accelerated vesting as a result of the Participant’s Disability pursuant to Section 3.5). A Participant’s Change in Control Benefit shall be paid in a lump sum. The lump sum payment shall be made immediately prior to the Change in Control. Any payment made shall be subject to the Deduction Limitation and the Excise Tax Limitation on distributions. Should the Committee decide to pay a Change in Control Benefit, any Pre-409A Deferral that is subject to an existing payout election under Section 4.1, 4.2, 4.3, 4.4, 4.5 or 4.6 shall not be paid in accordance with such Section but shall be paid in accordance with this Section 4.7(a).
     (b) Change in Control Benefit for Post-409A Deferrals. For Post-409A Deferrals, the Committee may, in its sole discretion, determine that a Participant shall receive a Change in Control Benefit, which shall be equal to the Participant’s vested Account Balance in the event of a Change in Control (after giving effect to any accelerated vesting as a result of the Participant’s Disability pursuant to Section 3.5). A Participant’s Change in Control Benefit shall be paid in a lump sum. The lump sum payment shall be made immediately prior to the Change in Control. Any payment made shall be subject to the Deduction Limitation on distributions. Any Change in Control Benefit that the Committee determines to pay in accordance with this Section 4.7(b) shall result in a termination of the Plan and all other Account Balance Plans, and the Committee’s determination to pay the Change in Control Benefit must be made within the 30 days preceding the Change in Control. Should the Committee decide to pay a Change in Control Benefit, any Post-409A Deferral that is subject to an existing payout election under Section 4.1, 4.2, 4.3, 4.4, 4.5 or 4.6 shall not be paid in accordance with such Section but shall be paid in accordance with this Section 4.7(b).
     4.8 Form of Distributions. Distributions of the Account Balance not including the portion of the Account Balance allocated to the Company Stock Measurement Fund shall be paid to Participants in

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cash. The portion of the Account Balance allocated to the Company Stock Measurement Fund shall be paid to Participant’s in an equivalent number of shares of the Company’s common stock credited to the Participant’s Account. The source of shares of Company common stock distributed pursuant to this Plan shall be the Equity Plan. Any portion of the Account Balance designated to be distributed in shares of Company common stock, but which is not equal to the value of one whole share of Company common stock shall instead be paid to the Participant in cash.
     4.9 Change In Company Shares. If any capitalization adjustment is made to outstanding awards granted under the Company’s Equity Plan pursuant to Section 15(a) of the Company’s 2003 Incentive Stock Plan or any other similar provision in a successor equity incentive plan, then such adjustments shall automatically apply to the number of shares credited to the RSU Account attributable to such awards as appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan.
ARTICLE 5
UNFORESEEABLE FINANCIAL EMERGENCIES; WITHDRAWAL ELECTION
     5.1 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If a Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Administrator to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s vested Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Administrator, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within sixty (60) days of the date of approval. The payment of any amount under this Section 5.1 shall be subject to the Deduction Limitation.
     Whether a Participant is faced with an Unforeseeable Financial Emergency shall be determined by the Administrator on the relevant facts and circumstances of each case, but, in any case, a distribution on account of unforeseeable emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not cause severe financial hardship), or by cessation of deferrals under the Plan. The Participant will be required to certify that the need cannot be reasonably met from other sources (not taking into account amounts available under any qualified employer plan, or amounts available another nonqualified deferred compensation plan due to an Unforeseeable Financial Emergency).
     If the Participant qualifies for an Unforeseeable Financial Emergency distribution under this Section or has received a hardship distribution pursuant to Treasury Regulation Section 1.401(k)-1(d)(3) (or its successor) under the Company’s qualified retirement plan, the Participant shall not be eligible to participate in the Plan for the remainder of the Plan Year during which the payout is paid and the subsequent Plan Year.
     5.2 Withdrawal Election. A Participant (or, after a Participant’s death, his or her Beneficiary) may elect, at any time, to withdraw all or a portion of his or her vested Account Balance attributable to Pre-409A Deferrals, calculated as if there had occurred a Termination of Service as of the day of the election, less a withdrawal penalty equal to ten percent (10%) of such amount (the net amount shall be referred to as the “Withdrawal Amount”). This election can be made at any time. The Participant (or his or her Beneficiary) shall make this election by giving the Administrator advance written notice of the election in a form determined from time to time by the Administrator. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within sixty (60) days of his

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or her election. Once the Withdrawal Amount is paid, the Participant shall not be eligible to participate in the Plan for the subsequent Plan Year that commences immediately following the Plan Year during which the Withdrawal Amount is paid. The payment of this Withdrawal Amount shall be subject to the Deduction Limitation.
     5.3 No Discretionary Distributions. Except as expressly provided herein, the Administrator shall not exercise discretion with respect to the timing or form of distributions from the Plan, but shall make distributions at the time and in the form elected by the Participant on the Election Form or as otherwise specified in the Plan. Notwithstanding anything to the contrary set forth herein, the Administrator retains the right, in its sole discretion, to delay or accelerate distributions under the Plan to the extent permitted by Section 409A.
ARTICLE 6
BENEFICIARY DESIGNATION
     6.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.
     6.2 Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Administrator or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Administrator prior to his or her death.
     6.3 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 6.1 and 6.2 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.
     6.4 Doubt as to Beneficiary. If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Administrator shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Administrator’s satisfaction.
     6.5 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Administrator from all further obligations under this Plan with respect to the Participant, and that Participant’s Election Form shall terminate upon such full payment of benefits.

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ARTICLE 7
     7.1 Acceleration of Payments. Payments of the portion of the Account Balance attributable to Post-409A Deferrals may be accelerated only upon the occurrence of an event specified in this Article 7.
     7.2 Compliance with Ethics Agreements and Legal Requirements. A payment may be accelerated as may be necessary to comply with ethics agreements with the Federal government or as may be reasonably necessary to avoid the violation of Federal, state, local or foreign ethics law or conflicts of laws, in accordance with the requirements of Section 409A.
     7.3 Corporate Events. A payment may be accelerated in the Administrator’s discretion in connection with any of the following events, in accordance with the requirements of Section 409A: (i) a corporate dissolution taxed under Section 331 of the Code, (ii) with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A); (iii) in connection with a Change in Control event as further specified in Section 4.7(b); (iv) the termination and liquidation of the Plan and any other Account Balance Plan; and (v) such other events and conditions as permitted by Section 409A.
     7.4 Offset. A payment may be accelerated in the Administrator’s discretion as satisfaction of a debt of the Participant to the Company, where such debt is incurred in the ordinary course of the service relationship between the Participant and the Company, the entire amount of the reduction in any of the Company’s taxable years does not exceed $5,000, and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.
ARTICLE 8
TERMINATION, AMENDMENT OR MODIFICATION
     8.1 Suspension. The Plan may be suspended or “frozen” at any time by the Company so that Participants may not make new elections for additional contributions to the Plan. In the event that the Plan is suspended or “frozen,” benefits shall be held in the Plan and paid out in accordance with the terms of the Plan.
     8.2 Termination.
     (a) Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees and Non-Employee Directors, by action of its board of directors or similar governing body.
     (b) With respect to Pre-409A Deferrals, upon the termination of the Plan with respect to any Employer, the participation of the affected Participants who are employed by that Employer, or in the service of that Employer as Directors, shall terminate and the portion of their Account Balances attributable to Pre-409A Deferrals shall be paid to the Participants in a lump sum within sixty (60) days following the plan termination. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided, however, that with respect to Pre-409A Deferrals, in the event of a Plan termination the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the

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present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).
     (c) With respect to Post-409A Deferrals, the Plan may be terminated and liquidated at any time by the Company, provided that, to the extent required by Section 409A: (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company; (ii) all other Account Balance Plans are terminated with respect to all Participants, (iii) no Participant Account Balances are paid, other than those otherwise payable under the terms of the Plan absent a termination of the Plan, within 12 months of the termination of the Plan, (iv) all Participant Account Balances are paid within 24 months of the termination of the Plan, and (v) the Company does not adopt another Account Balance Plan with respect to the Plan’s Participants at any time for a period of three years following the date of termination of the Plan. Additionally, the Plan may be terminated with respect to Post-409A Deferrals pursuant to the provisions set forth in Section 4.7(b) of the Plan.
     8.3 Amendment. An Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors or similar governing body; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Service as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that with respect to the portion of the Account Balance attributable to Pre-409A Deferrals the Employer shall have the right to accelerate installment payments by paying such portion of the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).
     Notwithstanding any provisions of this Section 8.3 to the contrary, the Administrator may amend the Plan at any time, in any manner, if the Administrator determines any such amendment is required to ensure that the Plan is characterized as providing deferred compensation for a select group of management or highly compensated employees and as described in ERISA Sections 201(2), 301(a)(3) and 401(a)(1) or to otherwise conform the Plan to the provisions of any applicable law, including ERISA and the Code.
     Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any provision of the Plan may cause amounts deferred under the Plan to become immediately taxable to any Participant under Section 409A, the Administrator may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the Plan benefits provided by the Plan and/or (ii) take such other actions as the Administrator determines necessary or appropriate to comply with the requirements of Section 409A.

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ARTICLE 9
ADMINISTRATION
     9.1 Administrator Duties. The Committee appointed pursuant to Section 9.3 shall be the Administrator and shall conduct the general administration of the Plan in accordance with the Plan and shall have all the necessary power and authority to carry out that function. Members of the Administrator may be Participants under this Plan. Any individual serving on the Administrator who is a Participant shall not vote or act on any matter relating solely to himself or herself. Among the Committee’s necessary powers and duties are the following:
     (a) Except to the extent provided otherwise by Article 12, to delegate all or part of its function as Administrator to others and to revoke any such delegation.
     (b) To determine questions of eligibility of Participants and their entitlement to benefits, subject to the provisions of Articles 10 and 12.
     (c) To select and engage attorneys, accountants, actuaries, trustees, appraisers, brokers, consultants, administrators, physicians or other persons to render service or advice with regard to any responsibility the Administrator has under the Plan, or otherwise, to designate such persons to carry out fiduciary responsibilities (other than trustee responsibilities) under the Plan, and (with the Committee, the Employers and their officers, Directors, trustees and Employees) to rely upon the advice, opinions or valuations of any such persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith.
     (d) To interpret the Plan for purpose of the administration and application of the Plan, in a manner not inconsistent with the Plan or applicable law and to amend or revoke any such interpretation.
     (e) To administer the Plan’s claims procedures as provided in Article 10 and Appendix A.
     9.2 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
     9.3 Committee. The Committee shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.
     9.4 Indemnification. All Employers shall indemnify and hold harmless any of their officers, Directors, Committee members or Employees who are involved in the administration of the Plan against any and all claims, losses, damages, expenses or liabilities arising out of the good faith performance of their administrative functions.
     9.5 Employer Information. To enable the Administrator to perform its functions, each Employer shall supply full and timely information to the Administrator on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or

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Termination of Service of its Participants, and such other pertinent information as the Administrator may reasonably require.
ARTICLE 10
CLAIMS PROCEDURES
     10.1 Presentation of Claim. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Administrator in writing by a Participant or Beneficiary of a deceased Participant, or his or her authorized representative, (the “Claimant”) in accordance with the Plan’s claims procedures. The Claimant must deliver to the Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. The claim must state with particularity the determination desired by the Claimant. The claims procedures applicable to Disability related claims are set forth on the attached Appendix A. The claims procedures applicable to non-Disability related claims are as set forth in this Article 10.
     10.2 Notification of Decision. The Administrator shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:
     (a) that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or
     (b) that the Administrator has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)	an explanation of the claim review procedure set forth in Section 9.3 below, including a statement that the Claimant does not have the right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review, and that arbitration pursuant to the terms of Section 10.6 of the Plan is the Claimant’s sole remedy following an adverse decision on review.
          The notice of denial shall be given within a reasonable time period but no later than ninety (90) days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If such extension is required, written notice shall be furnished to the Claimant within ninety (90) days of the date the claim was filed stating the special circumstances requiring an extension of time and the date by which a decision on the claim can be expected, which shall be no more than one hundred eighty (180) days from the date the claim was filed.
     10.3 Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly

27.

authorized representative) may file with the Administrator a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):
     (a) may review and/or copy, free of charge, pertinent documents, records and other information relevant to the Claimant’s claim;
     (b) may submit issues, written comments or other documents, records and information relating to the claim; and/or
     (c) may request a hearing, which the Administrator, in its sole discretion, may grant.
     10.4 Decision on Review. The Administrator shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Administrator’s decision must be rendered within one hundred twenty (120) days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
     (a) specific reasons for the decision;
     (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based;
     (c) a statement that the Claimant is entitled to receive upon request and free of charge reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim for benefits;
     (d) a statement that the Claimant does not have the right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review, and that arbitration pursuant to the terms of Section 10.6 of the Plan is the Claimant’s sole remedy; and
     (e) such other matters as the Administrator deems relevant.
     10.5 Designation. The Administrator may designate any other person of its choosing to make any determination otherwise required under this Article 10.
     10.6 Arbitration.
     (a) A Claimant whose appeal has been denied under Section 10.4 shall have the right as his or her sole remedy to submit said claim to final and binding arbitration before a single arbitrator in San Diego, California, pursuant to the rules of the American Arbitration Association. Any such requests for arbitration must be filed by written demand to the American Arbitration Association within sixty (60) days after receipt of the decision regarding the appeal. The arbitrator’s decision shall be final and binding upon the parties, and may be entered and enforced in any court of competent jurisdiction by either of the parties; provided, however, that the arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Plan nor to grant any remedy which is either prohibited by the terms of this Plan or not available in a court of law. The arbitrator shall have the power to grant temporary, preliminary and permanent relief, including without limitation, injunctive relief and specific performance.

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     (b) The Company will pay the direct costs and expenses of the arbitration. The Claimant and the Company are responsible for their respective attorneys’ fees incurred in connection with the arbitration; however, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party.
ARTICLE 11
TRUST
     11.1 Establishment of the Trust. The Company shall establish the Trust. All benefits payable under this Plan to a Participant shall be paid directly by the Employer(s) from the Trust. To the extent that such benefits are not paid from the Trust, the benefits shall be paid from the general assets of the Employer(s). The Trust, if any, shall be an irrevocable grantor trust which conforms to the terms of the model trust as described in IRS Revenue Procedure 92 64, I.R.B. 1992 33. The assets of the Trust are subject to the claims of each Employer’s creditors in the event of its insolvency. Except as provided under the Trust agreement, neither the Company nor an Employer shall be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan, and the Participant and/or his or her designated Beneficiaries shall not have any property interest in any specific assets of the Company or an Employer other than the unsecured right to receive payments from the Employer, as provided in this Plan.
     11.2 Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.
     11.3 Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Administrator or investment manager appointed by the Administrator, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of Stock and reinvestment of the proceeds in one or more investment vehicles designated by the Administrator.
     11.4 Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.
ARTICLE 12
PROVISIONS RELATING TO SECURITIES LAWS
     12.1 Designation of Participants. With respect to any Employee or Non-Employee Director who is then subject to Section 16 of the Exchange Act, only the Committee may designate such Employee or Non-Employee Director as a Participant in the Plan.
     12.2 Action by Committee. With respect to any Participant who is then subject to Section 16 of the Exchange Act, any function of the Administrator under the Plan relating to such Participant shall be performed solely by the Committee, if and to the extent required to ensure the availability of an exemption under Section 16 of the Exchange Act for any transaction relating to such Participant under the Plan.
     12.3 Compliance with Section 16. Notwithstanding any other provision of the Plan or any rule, instruction, election form or other form, the Plan and any such rule, instruction or form shall be

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subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b 3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, such provision, rule, instruction or form shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
ARTICLE 13
MISCELLANEOUS
     13.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.
     13.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of any Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
     13.3 Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Election Form(s), as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Election Form(s).
     13.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise. The benefits which a Participant may accrue under this Plan are not subject to the terms of any Qualified Domestic Relations Order (as that term is defined in Section 414(p) of the Code) with respect to any Participant, and the Administrator, the Board, the Committee, the Company and any Employer shall not be required to comply with the terms of such order in connection with this Plan. Notwithstanding the foregoing, the withholding of taxes from Plan payments, the recovery of Plan overpayments of benefits made to a Participant or Beneficiary, the transfer of Plan benefit rights from the Plan to another plan, or the direct deposit of Plan payments to an account in a financial institution (if not actually a part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation under this Section 13.4 and shall be permitted under the Plan.
     13.5 Tax Withholding.
     (a) Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall be entitled to require payment by the Participant of any sums required by federal, state or local tax law to be

30.

withheld with respect to the deferral, in amounts and in a manner to be determined in the sole discretion of the Employer(s).
     (b) RSU Deferral Amounts. When an Employee Participant becomes vested in a portion of his or her RSU Award, the Participant’s Employer(s) shall be entitled to require payment by the Participant of the Participant’s share of FICA and other employment taxes, and any other sums required by federal, state or local tax law to be withheld with respect to such vesting, in amounts and in a manner to be determined in the sole discretion of the Employer(s).
     (c) Company Matching Amounts and Company Contribution Amounts. When a Participant becomes vested in a portion of his or her Company Matching Account and/or Company Contribution Account, the Participant’s Employer(s) shall be entitled to require payment by the Participant of any sums required by federal, state or local tax law to be withheld with respect to such vesting, in amounts and in a manner to be determined in the sole discretion of the Employer(s).
     (d) Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.
     (e) Satisfaction of Tax Obligations. The Administrator, in its sole discretion, may allow a Participant to pay to his or her Employer(s) any amounts required to be withheld by the Employer(s) in connection with the Plan in cash, by deduction of such amounts from other compensation payable to the Participant, or to have such amounts withheld from his or her deferrals, vested Account Balance or distributions.
     13.6 Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for Employees of the Participant’s Employer(s). The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.
     13.7 Compliance. A Participant shall have no right to receive payment with respect to the Participant’s Account Balance until all legal and contractual obligations of the Employer(s) relating to establishment of the Plan and the making of such payments shall have been complied with in full.
     13.8 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.
     13.9 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Administrator by furnishing any and all information requested by the Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Administrator may deem necessary.

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     13.10 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.
     13.11 Notice. Any notice or filing required or permitted to be given to the Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
Chief Financial Officer
Neurocrine Biosciences, Inc.
12790 El Camino Real
San Diego, CA 92130
with a copy to:
Secretary
Neurocrine Biosciences, Inc.
12790 El Camino Real
San Diego, CA 92130
          Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
          Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.
     13.12 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.
     13.13 Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.
     13.14 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
     13.15 Incompetent. If the Administrator determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Administrator may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
     13.16 Court Order. The Administrator is authorized to make any payments directed by court order in any action in which the Plan or the Administrator has been named as a party. In addition, if a

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court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Administrator, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.
     13.17 Distribution of Deferrals in the Event of Taxation.
     (a) In General. If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Administrator for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the Federal Insurance Contributions Act (“FICA”) tax imposed under Code Sections 3101 and 3121(v)(2) on amounts deferred under the Plan (the “FICA Amount”) as well as income tax at source on wages imposed under Code Section 3401 with respect to his or her benefit, as well as the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes (which aggregate amounts shall not exceed the lesser of (i) a Participant’s unpaid Account Balance under the Plan or (ii) the aggregate amount required to satisfy the tax liability. If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.
     (b) Trust. If the Trust terminates in accordance with the provisions of the Trust and benefits are distributed from the Trust to a Participant in accordance with such provisions, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions
     13.18 Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.
     13.19 Scrivener’s Error. Notwithstanding any other provision of the Plan to the contrary, if there is a scrivener’s error in properly transcribing this Plan, it shall not be a violation of the Plan terms to operate the Plan in accordance with its proper provisions, rather than in accordance with the terms of the Plan, pending correction of the Plan through Plan amendment. In addition, any provisions of the Plan improperly added as a result of scrivener’s error shall be considered null and void as of the date such error occurred.
     13.20 Compliance With Section 409A. With respect to Post-409A Deferrals, this Plan is intended to comply with the requirements of Section 409A. With respect to Post-409A Deferrals, the Plan Committee shall interpret the Plan provisions in a manner consistent with the requirements of Section 409A. To the extent one or more provisions of this Plan do not comply with Section 409A, such provision shall be automatically and immediately voided, and shall be amended as soon as administratively feasible and shall be administered to so comply.
     13.21 Disclaimer. It is the parties intention that this arrangement comply with the provisions of Section 409A. Notwithstanding the foregoing or anything else to the contrary in the Plan, the Company

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shall have no liability to any Participant should any provision of the Plan fail to satisfy the requirements of Section 409A.
          IN WITNESS WHEREOF, the Company has signed this amended and restated Plan document as of October 24, 2007.

Neurocrine Biosciences, Inc., a Delaware corporation
By:	/s/ Timothy P. Coughlin

	Title:	Vice President and Chief Financial Officer

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Appendix A
Disability Claims Procedures
The following claim procedures shall apply only for Disability benefits payable under the Plan. An Authorized Representative may act on a Participant’s or a beneficiary’s behalf in pursuing a benefit claim or appeal of an Adverse Benefit Determination.
     1. Definitions. For purposes of these claims procedures, the following definitions shall apply:
          A. “Adverse Benefit Determination” means any of the following:
               (i) a denial, reduction, or termination of a benefit by the Plan, or a failure of the Plan to provide or make payment (in whole or in part) for a benefit; and
               (ii) a denial, reduction, or termination of a benefit by the Plan, or a failure of the Plan to provide or make payment (in whole or in part) for a benefit resulting from the application of any utilization review.
          B. “Authorized Representative” means an individual who is authorized to represent a Participant or beneficiary with respect to any claims or appeals filed pursuant to these procedures. Whether an individual is an Authorized Representative will be determined by the Administrator in accordance with reasonable procedures established by the Plan.
          C. “Claimant” means a Participant or beneficiary who has submitted a claim for benefits in accordance with these claims procedures.
          D. “Health Care Professional” means a physician or other health care professional who is licensed, accredited, or certified to perform specified health services consistent with applicable state law.
          E. “Relevant Records” means any document, record, or other information that:
               (i) the Administrator relied upon in making a benefit determination for the Claimant’s claim;
               (ii) was submitted, considered, or generated in the course of making the benefit determination for a claim, without regard to whether such document, record, or other information was relied upon in making the benefit determination;
               (iii) demonstrates compliance with the administrative processes and safeguards required pursuant to Department of Labor Regulations in making the benefit determination for a claim; or

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               (iv) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for a Claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.
     2. Claims Procedure- Disability Claims. In the case of a Disability claim, the Administrator will notify the Claimant of the Plan’s Adverse Benefit Determination within a reasonable time, but not later than forty-five (45) days after the Plan receives the claim. The Plan may extend this period for up to thirty (30) days, provided that the Administrator both (i) determines that such an extension is necessary due to matters beyond the control of the Plan, and (ii) notifies the Claimant, prior to the expiration of the initial forty-five (45) day period, of the circumstances requiring the extension of time and the date by which the Plan expects to make a decision.
          If, prior to the end of the first thirty (30) day extension period, the Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within the first thirty (30) day extension period, the period for making a determination may be extended for an additional thirty (30) days. Such additional extension is permitted only if (i) the Administrator notifies the Claimant, prior to the end of the first thirty (30) day extension, of the circumstances requiring the second thirty (30) day extension and (ii) the Administrator notifies the Claimant of the date the Plan expects to render the decision.
          Any notice of extension will explain the standards on which the Claimant’s entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve these issues. A Claimant will be given at least forty-five (45) days to provide the requested information.
     3. Calculating Time Periods For Claims Procedure. The time within which a benefit determination is required to be made will begin at the time a claim is filed in accordance with these procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event that the time within which a benefit determination is required to be made is extended due to the Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination will be suspended from the date on which the Administrator sends the notification of extension to the Claimant until the date on which the Claimant responds to the request for additional information.
     4. Notice of Benefit Determination. The Administrator will provide the Claimant with written or electronic notification of any Adverse Benefit Determination. If the notice of an Adverse Benefit Determination is provided electronically, such notice will comply with the standards imposed by the Department of Labor Regulations.
          Any notice of Adverse Benefit Determination will set forth, in a manner calculated to be understood by the Claimant:
          A. the specific reason or reasons for the Adverse Benefit Determination;
          B. references to the specific Plan provisions on which the Adverse Benefit Determination is based;
          C. a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;

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          D. a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review; and
          E. if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Benefit Determination, either (i) the specific rule, guideline, protocol, or other similar criterion, or (ii) a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Benefit Determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the Claimant upon request.
     5. Review Procedure. If the Claimant receives an Adverse Benefit Determination, the Claimant may appeal the Adverse Benefit Determination within one hundred eighty (180) days after the Claimant’s receipt of the notice of Adverse Benefit Determination. The Claimant must make any appeal in writing. The appeal must be addressed to the Review Panel of the Administrator.
          During the one hundred eighty (180) day period, the Claimant may:
          A. submit written comments, documents, records, and other information relating to the claim for benefits; and
          B. request and receive, free of charge, reasonable access to, and copies of, all Relevant Records.
          The Review Panel shall consist of one or more individuals who are neither the individuals who made the initial Adverse Benefit Determination, nor the subordinate of any of such individuals. The review of the Claimant’s appeal will not give deference to the initial Adverse Benefit Determination. The review will take into account all comments, documents, records, and other information that the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
          In deciding the appeal of an Adverse Benefit Determination that is based in whole or in part on a medical judgment, the Review Panel will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such health care professional must be an individual who is neither the individual who was consulted in connection with the initial Adverse Benefit Determination, nor the subordinate of such individual.
          The Review Panel will provide the Claimant with the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant’s Adverse Benefit Determination, without regard to whether the advice was relied upon in making the benefit determination.
     6. Timing of Notice of Benefit Determination on Review. In the case of a Disability claim, the Administrator will notify the Claimant of the Plan’s benefit determination on review within a reasonable period, but not later than forty-five (45) days after the Plan receives the Claimant’s request for review of an Adverse Benefit Determination. The Administrator may extend this period for up to an additional forty-five (45) days if the Administrator determines that special circumstances exist, such as the need to hold a hearing.
          If the Administrator determines that an extension is required, the Administrator will provide the Claimant written notice of the extension before the end of the initial forty-five (45) day

3.

period. The extension notice will describe the special circumstances requiring the extension and the date by which the Plan expects to make a decision on the Claimant’s appeal.
     7. Calculating Time Periods for Review Procedure. The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with Section 5 of these claims procedures, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing.
     8. Notice of Benefit Determination on Review. The Administrator will provide the Claimant with written or electronic notification of the Plan’s benefit determination on review. Any electronic notification shall comply with the Department of Labor Regulations.
          In the case of an Adverse Benefit Determination, the notification will set forth, in a manner calculated to be understood by the Claimant:
          A. the specific reason or reasons for the Adverse Benefit Determination;
          B. reference to the specific Plan provisions on which the benefit determination is based;
          C. a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all Relevant Records;
          D. a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA;
          E. if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Benefit Determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Benefit Determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request; and
          F. the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact the local U.S. Department of Labor Office and your State insurance regulatory agency.”
     9. Administration. The Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.
     10. Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the Claimant (i) has submitted a written application for benefits in accordance with the procedures described above, (ii) has been notified by the Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described above, and (iv) has been notified in writing that the Administrator has denied the appeal.

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